Exhibit 5.1

May 19, 2016

Sensus Healthcare, Inc.

851 Broken Sound Pkwy., NW #215

Boca Raton, Florida 33487

Re: Sensus Healthcare, Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Sensus Healthcare, Inc., a Delaware corporation (the “Registrant”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-1 originally filed with the Commission on February 10, 2016, as thereafter amended (as so amended, the “Registration Statement”), registering the proposed issuance and sale by the Registrant of (i) up to $10,937,500 worth of units (the “Firm Units”) of the Registrant, each representing one authorized but unissued share of common stock of the Registrant, par value $0.01 per share (“Common Stock”), and a warrant to purchase one share of Common Stock, (ii) up to an additional $1,640,625 worth of units (the “Overallotment Units”, and together with the Firm Units, the “Units”), each comprised of one share of Common Stock and one warrant to purchase one share of Common Stock, proposed to be issued and sold pursuant to an over-allotment option granted by the Registrant to the several underwriters (the “Underwriters”) named in Schedule I to the underwriting agreement to be entered into by and among the Registrant and the Underwriters (the “Underwriting Agreement”), (iii) warrants to acquire up to $941,850 worth of units to be issued to certain of the Underwriters pursuant to the Underwriting Agreement (the “Underwriters’ Warrants”) and (iv) all shares of Common Stock issued as part of the Units, (v) all warrants issued as part of the Units and the Underwriters’ Warrants (collectively, the “Warrants”), and (vi) all shares of Common Stock underlying the Warrants (altogether, the “Public Securities”). Following the effectiveness of the Registration Statement, it is our understanding that the Registrant intends to sell the Public Securities to the Underwriters pursuant to the Underwriting Agreement.

We do not express any opinion herein as to any laws other than the laws of the State of New York and the provisions of the Delaware General Corporation Law (the “DGCL”) that are applicable to our opinion set forth below. Except as described above, we have neither examined nor do we express any opinion with respect to Delaware law. Without limiting the foregoing, we express no opinion on Delaware contracts law or on general principles of equity, considerations of public policy, judicial discretion or other considerations which may affect the application of the DGCL to specific facts.

Sensus Healthcare, Inc.

May 19, 2016

Documents Reviewed

In rendering the following opinion, as to various questions of fact material to our opinion, we have (except to the extent otherwise expressly stated herein) relied on the examination of originals or copies, certified or otherwise identified to our satisfaction of the following documents (collectively, the “Documents”), examination of such other documents, instruments and certificates we have deemed relevant or necessary to form the basis for the opinions set forth in this opinion letter, and upon the accuracy of the statements, representations and warranties made in the following documents, and we have made no independent investigation or inquiry with respect to such factual matters:

A.	The Registration Statement;

B.	An Officer’s Certificate furnished to us by Joseph C. Sardano, President and Chief Executive Officer of the Registrant, dated as of the date of this opinion letter;

C.	A copy of the Registrant’s Amended and Restated Certificate of Incorporation, as amended to date, as filed with the Commission as Exhibit 3.1 to the Registration Statement on Form S-1 (filed 2/10/16) (No. 333-209451);

D.	A copy of the Registrant’s Bylaws, as amended to date, as filed with the Commission as Exhibit 3.2 to Amendment No. 1 to Registration Statement on Form S-1 (filed 3/10/16) (No. 333-209451);

E.	The form of Underwriting Agreement filed with the Commission as Exhibit 1.1 to Amendment No. 4 to the Registration statement on Form S-1 (filed 5/19/2016)(No. 333-209451);

F.	A form of Common Stock certificate;

G.	A copy of the Warrant Agreement, by and between the Registrant and American Stock Transfer & Trust Company, LLC, as warrant agent, including the form of Warrant (the “Warrant Agreement”), as filed with the Commission as Exhibit 4.4 to Amendment No. 3 to the Registration statement on Form S-1 (filed 5/13/2016)(No. 333-209451);

H.	A form of the Underwriters’ Warrant Agreement, to be entered into by and between the Registrant and Certain of the Underwriters pursuant to the Underwriting Agreement (the “Underwriters’ Warrant Agreement”) filed with the Commission as Exhibit 1.1 to Amendment No. 4 to the Registration statement on Form S-1 (filed 5/19/2016)(No. 333-209451).

We have made no investigation or review of any matters relating to the Registrant or any other person other than as expressly stated herein. Without limiting the foregoing and with your consent, (i) we have made no examination or investigation to verify the accuracy or completeness of any financial, accounting, statistical or other similar information set forth in the Registration Statement or in any of the other Documents, or with respect to any other accounting or financial matter and accounts, and express no opinion with respect thereto; and (ii) we have not conducted a search or investigation of the records, files or indices of any court or governmental authority for litigation, action, suits, proceedings, orders, judgments, decrees, filings, arbitrations, or otherwise.

Sensus Healthcare, Inc.

May 19, 2016

Opinions

Based upon and subject to the foregoing, and subject to the limitations, qualifications and assumptions set forth in this opinion letter, as of the date hereof, when (i) the Registration Statement, as finally amended, has become effective under the Securities Act; (ii)  when the price at which the Public Securities are to be sold has been approved by or on behalf of the Board of Directors of the Registrant; and (iii) the Public Securities have been issued, delivered and paid for in accordance with the terms and conditions set forth in the Underwriting Agreement, as described in the Registration Statement, it is our opinion that:

1. The Units have been duly authorized by the Registrant and when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will represent the valid and binding obligations of the Registrant, enforceable against the Registrant in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors or secured parties generally and to the exercise of judicial discretion in accordance with the general principles of equity, whether applied by a court of law or equity).

2. The shares of Common Stock issued as part of, or underlying any of, the Public Securities have been duly authorized by the Registrant and, when issued and delivered in accordance with the terms of the Underwriting Agreement and/or the Warrant Agreement, as applicable, will be validly issued, fully paid and nonassessable.

3. The Warrants and the Underwriters’ Warrants have been duly authorized by the Registrant, and when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, Warrant Agreement and/or the Underwriters’ Warrant Agreement, will represent the valid and binding obligations of the Registrant, enforceable against the Registrant in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors or secured parties generally and to the exercise of judicial discretion in accordance with the general principles of equity, whether applied by a court of law or equity).

Nothing contained in this opinion letter shall be deemed to be an opinion other than as set forth in the immediately preceding paragraphs 1, 2 and 3.

Limitations and Qualifications

Our opinion set forth in this opinion letter is based upon the facts in existence and the laws, statutes, rules, regulations and judicial decisions (collectively, “Laws”) in effect on the date hereof, and we expressly disclaim any obligation to update our opinion herein, regardless of whether changes in such facts or Laws come to our attention after the delivery hereof.

Sensus Healthcare, Inc.

May 19, 2016

The opinion set forth in this opinion letter is limited to matters expressly set forth herein and no opinion is to be implied or may be inferred beyond the matters expressly stated herein. We have assumed no obligation to advise you beyond the opinion specifically expressed herein. Except as provided in the next paragraph, this opinion letter may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our written consent.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to the use of our name therein and in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Respectfully submitted,

/s/ GUNSTER, YOAKLEY & STEWART, P.A.

GUNSTER, YOAKLEY & STEWART, P.A.

RBL/JTJ/GLS